THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THUS, NOTWITHSTANDING ANY OTHER PROVISIONS CONTAINED HEREIN, NO TRANSFER, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT IN FAVOR OF ANY PERSON OTHER THAN THE HOLDER HEREOF SHALL BE VALID OR EFFECTIVE UNLESS AN OPINION OF COUNSEL, SATISFACTORY IN FORM AND SUBSTANCE TO THE CORPORATION, IS OBTAINED TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. FURTHER, SUCH TRANSFER IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 3 HEREOF.

Number: _________

WARRANT

Date: ______________ Shares: 300,000

VALUERICH, INC.

Incorporated Under the Laws of the State of Delaware

THIS CERTIFIES THAT, for value received, Lane Capital Markets, LLC (whose address is 263 Queens Grant Road, Fairfield, CT 06824 and whose fax number is (203) 254-1184 or its assigns is entitled to subscribe for and purchase, during the Subscription Period as defined below in this Warrant, Three Hundred Thousand (300,000) fully paid and non-assessable shares (subject to adjustment as hereinafter provided) of the common stock, par value $0.01 per share (the "Common Stock"), of ValueRich, Inc., a Delaware corporation (the "Corporation"), at a per share price equal to $5.60 (160% of the initial offering price of the Company’s Common Stock pursuant to a Registration Statement on Form SB-2 (File No.: 333-13551) (the “Registration Statement”) declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”)) (the "Warrant Price"); subject, however, to the provisions and upon the terms, conditions and adjustments hereinafter set forth.

1.  Exercise Period and Duration. The right to exercise this Warrant and subscribe for and purchase shares of Common Stock represented hereby ("Warrant Shares") shall be five years, commencing on _______ ___, 2007 (the first anniversary date of the date that the SEC declares the Registration Statement effective under the Securities Act (the “Effective Date”) and expiring at 5:00 P.M., New York time, on _______ ___, 2012 (the sixth anniversary date of the Effective Date) (the "Expiration Date"). The period between the date hereof and the Expiration Date shall be the “Subscription Period.”

2.  Method of Exercise; Payment; Issuance of New Warrant. The holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the subscription form attached hereto duly executed) at the principal office of the Corporation, and by the payment to the Corporation of the then applicable Warrant Price for the shares being purchased upon such exercise at any time during the Subscription Period.

This Warrant is not redeemable or otherwise callable by the Corporation at any time during the Subscription Period.

Payment of the Warrant Price may be made at the option of the holder by: (i) certified check or bank check payable to the order of the Company, (ii) wire transfer to the account of the Corporation or (iii) a “cashless exercise”, meaning the surrender and cancellation of a portion of shares of Common Stock then held by the Holder or issuable upon such exercise of this Warrant, which shall be valued and credited toward the total Warrant Price due the Corporation for the exercise of the Warrant based upon the Current Market Price (as defined below) of the Common Stock. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued and, upon payment of the Warrant Price, shall be fully paid and nonassessable and not subject to any preemptive rights.

In the event of any exercise of this Warrant, the Corporation shall deliver to the holder hereof, (i) stock certificates for the shares of Common Stock so purchased, and (ii) a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised effective for the duration of the Subscription Period and through the Expiration Date. Stock certificates for the shares of Common Stock so purchased shall be dated, and the holder hereof shall be deemed for all purposes to be the holder of the shares of Common Stock so purchased as of, the date of such exercise. Such stock certificates and new Warrant (as applicable) shall be delivered to the holder hereof within a reasonable time, not exceeding ten business days, after the rights represented by this Warrant shall have been so exercised. Each stock certificate so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of said holder or such other name (upon compliance with the transfer requirements hereinafter set forth) as shall be designated by said holder. The Corporation shall pay any taxes and other expenses and charges payable in connection with the preparation, execution and delivery of stock certificates and new Warrants except that, in case such stock certificates shall be registered in a name or names other than the holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such stock certificates shall be paid by the holder hereof to the Corporation at the time of the delivery of such stock certificates by the Corporation as mentioned above.

3. Transferability.

This Warrant may not be sold, transferred, assigned or hypothecated before the one year anniversary date of the Effective Date, except to officers or partners of the Lane Capital Markets, LLC and members of the selling group participating in the Company’s initial public offering and/or their officers or partners.

This Warrant may be transferred, in whole or in part, commencing on the first anniversary date of the Effective Date, on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of the Warrant at the principal office of the Corporation, properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Corporation for (i) Warrants for the purchase of the same aggregate number of shares of Common Stock, each new Warrant to represent the right to purchase such number of shares of Common Stock as the holder hereof shall designate at the time of such exchange, or (ii) the same number of Warrant Shares, as appropriate. All Warrants issued on transfers or exchanges shall be dated the date hereof and shall be identical with this Warrant except as to the number of shares of Common Stock issuable pursuant hereto.

4.  Certain Adjustments. The following adjustments shall take effect to the extent that such adjustments do not result in a Warrant Price lower than the then applicable par value of the Common Stock:

(a) Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time after the date hereof effects a subdivision of its outstanding shares of Common Stock, the Warrant Price then in effect immediately before the subdivision shall be proportionately decreased, and conversely, if the Corporation at any time or from time to time after the date hereof combines the outstanding shares of Common Stock into a smaller number of shares, the Warrant Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection 4(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Adjustment for Certain Dividends and Distributions. If the Corporation at any time or from time to time after the date hereof makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Warrant Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Warrant Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Warrant Price shall be adjusted pursuant to this subsection 4(b) as of the time of actual payment of such dividends or distributions.

(c) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the date hereof makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holder of this Warrant shall receive, in addition to the number of shares of Warrant Shares receivable thereupon, the amount of securities of the Corporation which such holder would have received had this Warrant been exercised for shares of Warrant Shares on the date of such event and had such holder thereafter, during the period from the date of such event to and including the exercise date, retained such securities receivable by such holder as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holder of this Warrant.

(d) Adjustment for Reclassification, Exchange and Substitution. In the event that at any time or from time to time after the date hereof, the Common Stock issuable upon the exercise of this Warrant is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 4), then and in any such event the holder of this Warrant shall have the right thereafter to exercise this Warrant for the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the maximum number of shares of Common Stock into which this Warrant could have been exercised immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

(e) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the date hereof there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 4) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person or entity, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger or consolidation or sale, for which a holder of the number of shares of Common Stock deliverable upon exercise would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holder of this Warrant after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 4 (including adjustment of the Warrant Price then in effect and the number of shares purchasable upon exercise of this Warrant) shall be applicable after that event and be as nearly equivalent as may be practicable.

5.  Procedural Items.

(a) Record Date. In the event of (i) the Corporation setting a record date for the purpose of any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any transfer of all or substantially all of the assets of the Corporation to any other person or entity or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to the holder hereof at least ten (10) days prior to the record date specified therein, a notice specifying (1) the record date for purposes of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed, as to when the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(b) Fractional Shares. No fractional shares of Common Stock shall be issued upon exercise of this Warrant. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as reasonably determined in good faith by the Board.

(c) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant into the Common Stock issuable hereunder, such number of its shares of Common Stock as shall be sufficient to effect the full exercise of this Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the full exercise of this Warrant, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

6.  No Dilution or Impairment. The Corporation will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against dilution or impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of the shares of Common Stock above the amount payable therefor on such exercise, (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of this Warrant and (c) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Corporation (if the Corporation is not the surviving person), unless such other person shall expressly assume in writing and become bound by all the terms of this Warrant.

7.  Shares to be Fully Paid; Reservation of Shares. The Corporation covenants and agrees that all Common Stock issued upon exercise of this Warrant will, upon issuance, be fully paid and nonassessable and free from preemptive rights and all taxes, liens and charges with respect to the issuance thereof. Furthermore, and without limiting the generality of the foregoing, the Corporation covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per share of Common Stock is at all times equal to or less than the effective Warrant Price.

8.  Notices. All notices and other communications hereunder shall be in writing or by telex, telegram or telecopy, and shall be deemed to have been duly made when delivered in person or sent by telex, telegram, telecopy, same day or overnight courier, or 72 hours after having been deposited in the United States first class or registered or certified mail return receipt requested, postage prepaid. Notices shall be sent:

If to the holder of the Warrant:

to the name, address and fax number
set forth on the first page of this warrant

If to the Corporation:

ValueRich, Inc.
1804 North Dixie Highway, Suite A
West Palm Beach, FL 33407
Fax: (____)_______________
Attn: Treasurer

9.  Governing Law. This Warrant shall be construed in accordance with and governed by the laws of the State of Delaware without regard to the principles of conflicts of laws.

10.  Remedies. The Corporation stipulates that the remedies at law of the holder of this Warrant in the event of any default by the Corporation in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

11.  Registration. The warrants in the Series shall be numbered and shall be registered in a warrant register as they are issued. The Corporation shall be entitled to treat the registered holder of any warrant in the Series on the warrant register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such warrant on the part of any other person, and shall not be liable for any registration or transfer of warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

12.  Miscellaneous.

(a)  Amendments. This Warrant and any provision hereof may be amended only by an instrument in writing signed by the holder of this Warrant and the Corporation, except the Corporation may waive any of its rights for the benefit of the holder by notice in writing to the holder of this Warrant, including, without limitation, extension of the date of termination or lowering of the exercise price.

(b)  Descriptive Headings. The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

13. Definitions. For the purposes of this Warrant the following terms have the following meanings:

"Affiliate" shall mean any entity controlling, controlled by or under common control with another entity. For the purposes of this definition, "control" shall have the meaning presently specified for that word in Rule 405 promulgated by the SEC under the Securities Act. With respect to any Person who is a limited partnership, “Affiliate” shall also mean any general or limited partner of such limited partnership, or any Person which is a general partner in a general or limited partnership which is a general partner of such limited partnership.

“Current Market Price” shall mean, in respect of any share of Common Stock on any date herein specified,

(1) if there shall not then be a public market for the Common Stock, the higher of

(a) the book value per share of Common Stock at such date, and

(b) the price per share of Common Stock in the most recent closing of a private placement of Common Stock to unrelated third parties purchasing at least $200,000 in such private placement, or

(2)
if there shall then be a public market for the Common Stock, the higher of (x) the book value per share of Common Stock at such date, and (y) the average of the daily market prices for the five (5) consecutive trading days immediately before such date. The daily market price for each such trading day shall be (i) the closing bid price on such day on the principal stock exchange (including Nasdaq) on which such Common Stock is then listed or admitted to trading, or quoted, as applicable, (ii) if no sale takes place on such day on any such exchange, the last reported closing bid price on such day as officially quoted on any such exchange (including Nasdaq), (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the last reported closing bid price on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the NASD selected mutually by the holder of this Warrant and the Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by holder of this Warrant and one of which shall be selected by the Company.

"Person" shall mean an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization or a government organization or an agency or political subdivision thereof.

"Securities Act" shall mean the Securities Act of 1933, as amended, as amended prior to or after the date hereof, or any federal statute or statutes which shall be enacted to take the place of such Act, together with all rules and regulations promulgated thereunder.

"Securities and Exchange Commission" shall mean the United States Securities and Exchange Commission or any successor to the functions of such agency.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed effective as of the date first above written.

VALUERICH, INC.

By:
Joseph Visconti
President, Chief Executive Officer and Chairman of the Board

EXHIBIT A

SUBSCRIPTION FORM

[To be executed only upon exercise of Warrant]

ValueRich, Inc.
1804 North Dixie Highway, Suite A
West Palm Beach, FL 33407
Attn: Joseph Visconti, President and Chief Executive Officer
Fax: (____)_______________

1. The undersigned registered owner hereby elects to purchase   shares of the Common Stock of ValueRich, Inc., a Delaware corporation (the “Company”), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2. The undersigned registered owner hereby elects to convert the attached Warrant into Common Stock of the Company through “cashless exercise” in the manner specified in the Warrant. This conversion is exercised with respect to _____________________ of the Shares covered by the Warrant.

3. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

___________________________________
(Name of Registered Owner)

___________________________________
(Signature of Registered Owner)

___________________________________
(Street Address)

___________________________________
(City) (State) (Zip Code)

and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, please deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder to the undersigned.

NOTICE:
The signature on this subscription must correspond with the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever, and if the Warrant representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant is registered, the signature of the holder hereof must be guaranteed.